Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-223400 on Form F-3 of our reports dated March 8, 2021, relating to the financial statements of ArcelorMittal and the effectiveness of ArcelorMittal's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg
March 8, 2021